UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015 (March 23, 2015)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective as of the date of the annual meeting of shareholders (“Annual Meeting”) of Trimble Navigation Limited (the “Company”), to be held on May 7, 2015, Mr. John Goodrich will be retiring from the Company’s Board of Directors (“Board”) and will cease to be a director of the Company or a member of any committee of the Company’s Board, which cessation was not because of any disagreements with the Company relating to the Company’s operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 23, 2015, the Board of the Company approved an amendment and restatement of the Company’s Bylaws to amend Section 3.2 of the Company’s Bylaws to increase the number of directors from seven to eight. This amendment will be effective immediately prior to the Company’s Annual Meeting.

The foregoing descriptions are qualified in their entirety by the text of the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events

On March 25, 2015, the Company issued a press release announcing that the Board has nominated Börje Ekholm and Kaigham (Ken) Gabriel for election to the Board at the Company’s Annual Meeting. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.2	Bylaws of Trimble Navigation Limited (amended and restated through May 7, 2015)

99.1	Press Release, dated March 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: March 25, 2015	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of Trimble Navigation Limited (amended and restated through May 7, 2015)

99.1	Press Release, dated March 25, 2015